MEMORANDUM
DATE:	November 12, 1999
TO:	File
FROM:	Sharon Tosto
RE:	Item 77(i): Form N-SAR for Fidelity Charles Street Trust

Pursuant to a Board approved vote on September 8, 1999, Fidelity Charles Street
 Trust commenced a new series of shares Fidelity Asset Manager: Aggressive on October 5, 1999.
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